UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2009

LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05099	59-0995081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 72nd Street North, St. Petersburg, Florida	33710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 345-9371

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Non Regulation FD Filing

This Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.

Item 8.01.	Other Events.

New Florida Lawsuit

On December 30, 2008, five entities holding six convertible promissory notes issued by Life Sciences, Inc., which entities are controlled by Simon Srybnik and his brother Louis D. Srybnik (the direct and indirect, through various entities controlled by them, beneficial owners of more than 60% of the Common Stock of Life Sciences, Inc.) filed an action in the Circuit Court of Pinellas County, Florida seeking in excess of $756,000 alleged to be due on the notes, plus interest and attorneys’ fees.

This action has yet to be served. It was discovered through public records when checking the Court’s website docket with respect to the status of the eviction action pending in the Pinellas County, Florida County Court.

Florida Premises Eviction Litigation

A hearing is scheduled to be held on March 5, 2009 in this eviction action brought by 186-194 Imlay St. Realty Corp. (“Imlay”), a New York corporation controlled by Simon Srybnik and Louis D. Srybnik to remove Life Sciences from its St. Petersburg, Florida manufacturing, laboratory and office facilities. The complaint alleges a claim for more than $1.7 million in unpaid rent for the period of June 1, 2004 through November 2008.

The hearing is set to involve Imlay’s motion for default and final judgment of possession, and Life Sciences’ motions to determine rent, for stay and for mediation.

New York Premises Rent Litigation

This action brought on August 12, 2008 in the U.S. District Court, Eastern District of New York, against Life Sciences for monetary damages exceeding $1,665,000 by Imlay, the same New York corporation controlled by Simon Srybnik and Louis D. Srybnik, awaits the Court’s ruling on Life Sciences’ motion filed on November 26, 2008 to vacate the clerk’s default entered against it, and the request of the same date for a pre-filing conference to discuss the filing of Life Sciences’ Rule 12(b) motions (motions to dismiss for insufficiency of process and for improper venue, and a motion to disqualify Imlay’s counsel).

SEC Filings

The ultimate objective(s) of Simon Srybnik and Louis D. Srybnik as the controlling shareholders of Life Sciences is unknown, as in apparent disregard of the requirements of Section 13(d) of the Securities Exchange Act of 1934 (15 USC §78m), and Regulation 13D (17 CFR 240.13d-1 et. seq.) and Schedule 13D (17 CFR 240.13d-101) as adopted thereunder by the Securities and Exchange Commission, they have never disclosed any such objectives in any apparently required filing of a Schedule 13D.

See also the Forms 8-K filed by Life Sciences with the SEC on November 10, 2008 (cover and signed date of September 16, 2008 and November 10, 2008, respectively), November 26, 2008 (cover and signed date of November 20, 2008 and November 26, 2008), and December 2, 2008 (cover and signed date of November 26, 2008 and December 2, 2008).

Conclusion

While Life Sciences believes it has various meritorious defenses to these legal actions brought against it by the entities controlled by Simon Srybnik and Louis D. Srybnik, the ultimate outcome of these matters is unknown but potentially devastating to the Company and its shareholders other than Simon Srybnik and Louis D. Srybnik and entities jointly owned and controlled by them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2009.

LIFE SCIENCES, INC.

By:	/s/ Alex A. Burns
Alex A. Burns,
Vice President and Secretary